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                                                                    EXHIBIT 10.6

                                AMENDMENT TO THE
                        NEW PLAN EXCEL REALTY TRUST, INC.
                        DIRECTORS' 1994 STOCK OPTION PLAN
                       (AMENDED AND RESTATED MAY 10, 1996)


     WHEREAS, New Plan Excel Realty Trust, Inc. ("Company") previously adopted the New Plan Excel Realty Trust, Inc. Directors' 1994 Stock Option Plan ("Plan"); and

     WHEREAS, pursuant to the Plan, the Board of Directors has reserved the right to amend the Plan; and

     WHEREAS, the Board of Directors of the Company desires to amend the Plan.

     NOW, THEREFORE, the Plan is hereby amended effective May 24, 2000 as follows:

     1. The text "May 25th" in the first paragraph of Section 5 GRANT OF OPTIONS shall be deleted, and the text "June 1st" shall be substituted in lieu thereof.

     2. In all other respects the Plan, as amended, shall continue in full force and effect.